Exhibit 99.1

                 EDO Reports 24 Percent Growth in Net Earnings;
                    Organic Revenue Growth Exceeds 9 Percent

    NEW YORK--(BUSINESS WIRE)--Oct. 28, 2004--For the third quarter of 2004, EDO Corporation (NYSE: EDO) has reported revenue of $129.9 million, an increase of $11.1 million, or 9.3 percent, from the $118.8 million recorded in the third quarter of 2003. Net earnings for the quarter were $6.9 million, up 23.7 percent from $5.6 million in the prior year's quarter. On a diluted per-share basis, earnings rose 16.7 percent, to $0.35, from $0.30 in the prior year.
    For the nine-month period ended Sept. 25, 2004, revenue was $367.0 million, up $42.1 million, or 13.0 percent, from the $324.9 million recorded in the comparable period in 2003. Net earnings for the first nine months of 2004 were $14.9 million, or $0.81 per diluted share, versus $8.3 million, or $0.47 per diluted share, for the same period last year.
    "EDO has posted another quarter of substantial growth in revenue and earnings," said Chief Executive Officer James M. Smith. "Cash flow was also strong, and we added $19.1 million to our cash balance. As expected, we achieved substantial improvements in profit margins compared to the first half of the year. We remain confident of achieving our forecasted 13 to 14 percent adjusted-EBITDA margin on full-year revenue of $525 million to $535 million."

    Revenue Growth

    All of the revenue growth in the third quarter is organic, since there is no acquisition-related revenue increase in this quarter's comparison. This growth was aided by strong sales in force-protection and communications-related products. For the year to date, organic revenue growth has improved to approximately 6.3 percent. Based on management's expectations for the final quarter, the company expects to achieve its original forecast of 7 to 9 percent organic revenue growth for the full year.

    Cash Flow

    Cash flow from operations for the third quarter was $22.1 million, bringing the year-to-date total to $20.3 million. At the end of the third quarter, the cash balance was $99.8 million, up from $80.7 million at the end of the second quarter.

    Backlog

    The funded backlog at the end of the third quarter stood at $501.3 million, down $34.6 million from the end of the second quarter, but up $39.0 million since year-end. Backlog fluctuates significantly on a short-term basis due to the timing of new contracts and the exercise of contract options. The company believes that backlog should be considered in terms of long-term growth trends. Since the end of 1999, EDO's backlog has grown at an average compounded rate of 30 percent per year.
    Backlog does not include portions of contracts for which the U.S. government has not yet appropriated funds, nor does it include unexercised options in any contract. Such unfunded contracts and unexercised contract options add more than $645 million in high-confidence future revenue, versus $570 million on June 29, for a total of more than $1.1 billion.
    Additions to backlog during the third quarter include a $14 million contract for interference-cancellation electronics on the EA-18G aircraft and $13 million in new contracts related to the electronic self-protect systems on the B-1B bomber. EDO has also received new contracts valued at approximately $4.2 million for classified projects.
    Also important for long-term growth are development contracts in our core technologies, such as antennas and aircraft armament. EDO has received contracts to develop anti-jam GPS antennas for the Advanced Digital Antenna production Program (ADAP) and for the Global Hawk's navigation system. In aircraft armament, the U.S. Air Force has awarded EDO a contract to study the possibility of increasing the weapons load out of the Joint Strike Fighter.

    Business Integration

    EDO continues to make progress in the integration of recently acquired businesses. This includes the integration of operating units as well as facilities. The consolidation of facilities in the Washington DC area is now essentially complete, and financial benefits are being reflected in reduced operating expense. Similar business integration is in progress on Long Island, including two new facilities under construction, as well as the consolidation of two operations into a new, larger facility in Southern California. These initiatives are expected to generate further efficiencies over the next two years.

    Non-GAAP Financial Measures

    In addition to the financial results contained on the attached statements of earnings, which are presented according to Generally Accepted Accounting Principles, or GAAP, we are providing adjusted EBITDA, as well as pro-forma earnings for the comparative periods. Management believes that such adjustments will help investors to compare results to the prior year and to understand the underlying trends in the business.
    As detailed on the attached reconciliation schedule, pro-forma earnings for the third quarter of 2004 were $6.9 million, or $0.35 per diluted share, versus $5.7 million, or $0.31 per diluted share, in the third quarter of 2003. For the year-to-date, pro-forma earnings for 2004 were $14.9 million, or $0.81 per diluted share, versus $12.7 million, or $0.72 per diluted share, in 2003.
    EBITDA, as adjusted, (see attached "Calculation of EBITDA" worksheet) was $19.5 million, or 15.0 percent of revenue, for the third quarter of 2004, versus $18.3 million in the third quarter of 2003. For the year-to-date, EBITDA was $49.0 million, or 13.3 percent of revenue, versus $46.3 million in 2003.

    Conference Call

    EDO will conduct a conference call at 10:30 a.m. EDT on October 28 to review these results in more detail. A live web cast of the conference call will be available at www.edocorp.com or www.vcall.com. For those who cannot listen to the live broadcast, a replay of the call will be available on those sites. There will also be a telephone replay of the call available until November 4. To listen to the telephone replay, dial 1-800-633-8284 (outside the U.S. dial 1-402-977-9140) and enter reservation #21210350.

    About EDO Corporation

    EDO Corporation designs and manufactures a diverse range of products for the defense industry and commercial markets, and provides related engineering and professional services.
    Major product groups include: Aircraft Armament, Defense
Electronics, Communications, Undersea Warfare, and Integrated
Structures. EDO's advanced systems are at the core of the transformation to lighter, faster, and smarter defense capabilities.
    EDO (www.edocorp.com) was founded in 1925, and is headquartered in New York City. The company employs 2,700 people.

    Forward-Looking Statements

    Certain statements made in this release, including statements about future profitability, future revenues and long-term organic revenue growth, as well as annual revenue and earnings expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, changes in the government's funding priorities, the impact of competitive products and pricing, the inability to successfully execute business strategies, difficulties encountered in the integration of acquired businesses, the inability to secure required regulatory approvals and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


                   EDO Corporation and Subsidiaries
            Condensed Consolidated Statements of Earnings
               ($000's omitted, except per share data)

                            Three months ended     Nine months ended
                            Sept 25,   Sept 27,   Sept 25,   Sept 27,
                              2004       2003       2004       2003
                           ----------- --------- ----------- ---------
                                 (unaudited)           (unaudited)

Net sales                  $129,875   $118,783    $367,042   $324,896

Costs and expenses:
 Cost of sales               94,168     84,818     270,090    233,838
 Selling, general and
 administrative              18,326     20,388      57,237     57,088
 Research and development     3,333      1,450       7,649      5,938
 Acquisition-related costs      -          249         -          669
 Impairment loss on assets
 held for sale                  -          -           -        9,160
                           ----------- --------- ----------- ---------
                            115,827    106,905     334,976    306,693
                           ----------- --------- ----------- ---------
Operating earnings           14,048     11,878      32,066     18,203

 Interest income                337        273         781        673
 Interest expense            (2,304)    (2,295)     (6,771)    (6,769)
 Other, net                    (126)      (103)       (151)        25
                           ----------- --------- ----------- ---------
Non-operating expense, net   (2,093)    (2,125)     (6,141)    (6,071)
                           ----------- --------- ----------- ---------
Earnings before income
 taxes and discontinued
 operations                  11,955      9,753      25,925     12,132

Income tax expense           (5,081)    (4,194)    (11,018)    (5,217)
                           ----------- --------- ----------- ---------
Earnings before
 discontinued operations      6,874      5,559      14,907      6,915

Earnings from discontinued
 operations, net of tax         -          -           -        1,398
                           ----------- --------- ----------- ---------
Net earnings               $  6,874   $  5,559    $ 14,907   $  8,313
                           =========== ========= =========== =========

Earnings per common share:
 Basic:
  Continuing operations    $   0.39   $   0.32    $   0.84   $   0.40
  Discontinued operations       -          -           -         0.08
                           ----------- --------- ----------- ---------
 Net basic earnings per
  common share             $   0.39   $   0.32    $   0.84   $   0.48
                           =========== ========= =========== =========
 Diluted: (a)
  Continuing operations    $   0.35   $   0.30    $   0.81   $   0.39
  Discontinued operations       -          -           -         0.08
                           ----------- --------- ----------- ---------
 Net diluted earnings per
  common share             $   0.35   $   0.30    $   0.81   $   0.47
                           =========== ========= =========== =========

Weighted average shares
 outstanding
 Basic                       17,737     17,336      17,652     17,281
                           =========== ========= =========== =========
 Diluted (a)                 22,406     21,999      22,328     17,526
                           =========== ========= =========== =========

Backlog of unfilled orders                        $501,320   $449,553
                                                 =========== =========

(a) Assumes exercise of dilutive stock options, and conversion of the 5.25% Convertible Subordinated Notes into 4.4 million common shares. The Notes were dilutive in the third quarter of 2003 and 2004 and YTD 2004.

                   EDO Corporation and Subsidiaries
                 Condensed Consolidated Balance Sheets
                           ($000's omitted)

                                              Sept 25,         Dec 31,
                                                2004            2003
                                           ---------------------------
                                             (unaudited)
Assets

Current Assets:
Cash and cash equivalents                   $    99,825    $    86,632
Accounts receivable, net                        131,298        134,303
Inventories                                      51,294         34,733
Deferred income tax asset, net                    3,594          3,594
Prepayments & other                               4,170          5,954
                                           ---------------------------
           Total Current Assets                 290,181        265,216

Property, plant and equipment, net               30,255         31,355
Notes receivable                                  6,736          6,538
Goodwill                                         92,249         92,527
Other intangible assets                          51,661         55,898
Deferred income tax asset, net                   21,610         21,774
Other assets                                     19,547         21,388
                                           ---------------------------
Total Assets                                $   512,239    $   494,696
                                           ===========================

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities    $    77,248    $    84,743
Contract advances and deposits                   13,548          8,195
                                            --------------------------
         Total Current Liabilities               90,796         92,938

Long-term debt                                  137,800        137,800
Post-retirement benefits obligations             72,704         71,898
Environmental obligation                          1,686          1,728
Shareholders' equity                            209,253        190,332

                                            --------------------------
Total Liabilities & Shareholders' Equity    $   512,239    $   494,696
                                           ===========================

                   EDO Corporation and Subsidiaries
                             SEGMENT DATA
                           ($000's omitted)


                                 Three months ended  Nine months ended
                                 Sept 25,  Sept 27,  Sept 25, Sept 27,
                                   2004      2003      2004     2003
                                 ------------------  -----------------
                                    (unaudited)         (unaudited)
Net sales:
 Defense                        $ 98,781   $ 94,108 $286,248 $251,051
 Communications and Space
  Products                        20,485     13,308   46,547   41,011
 Engineered Materials             10,609     11,367   34,247   32,834
                                  -----------------  -----------------
                                $129,875   $118,783 $367,042 $324,896
                                 ==================  =================

Operating earnings (loss):
 Defense (1)                    $  9,503   $ 10,781 $ 27,503 $ 23,520
 Communications and Space
  Products                         2,633        295    1,639    2,346
 Engineered Materials              1,912        802    2,924    1,497
 Impairment loss on assets held
  for sale                           -          -        -     (9,160)
                                 ------------------  ----------------
                                  14,048     11,878   32,066   18,203

Net interest expense              (1,967)    (2,022)  (5,990)  (6,096)
Other, net                          (126)      (103)    (151)      25
                                 ------------------  -----------------

Earnings before income taxes    $ 11,955   $  9,753 $ 25,925 $ 12,132
                                 ==================  =================

(1) Acquisition-related costs
 included above.                     -          249      -        669

                   EDO Corporation and Subsidiaries
            Reconciliation from GAAP to Pro Forma Earnings
                ($000's omitted, except per share data)
               (Before Discontinued Operations in 2003)

                               Three months ended    Nine months ended
                               Sept 25,  Sept 27,   Sept 25,  Sept 27,
                                 2004      2003       2004      2003
                               --------  ---------  --------  --------
                                   (unaudited)         (unaudited)

Earnings from continuing
 operations before income taxes $ 11,955 $ 9,753    $ 25,925 $ 12,132

Impairment loss on assets held
 for sale                            -       -           -      9,160
Acquisition-related costs            -       249         -        669
Compensation expense re:
 accelerated options                 -       -           -        292
                               --------  ---------  --------  --------
Pro forma earnings before
 income taxes                     11,955  10,002      25,925   22,253
Income tax expense                (5,081) (4,301)    (11,018)  (9,569)
                              ---------  ---------  --------  --------
Pro forma net earnings          $  6,874 $ 5,701    $ 14,907 $ 12,684
                              ---------  ---------  --------  --------

Calculation of pro forma diluted
 earnings per share:
Interest expense avoided on
 convertible notes, net of tax     1,040   1,031       3,120      -
                              ---------  ---------  --------  --------
Pro forma net earnings
 available for common shares       7,914   6,732      18,027   12,684
Diluted shares outstanding        22,406  21,999      22,328   17,526

Pro forma diluted earnings per
 share                          $   0.35 $  0.31    $   0.81 $   0.72
                              =========  =========  ========  ========

                         Calculation of EBITDA

                               Three months ended    Nine months ended
                                Sept 25,  Sept 27,  Sept 25,  Sept 27,
                                  2004      2003      2004      2003
                              ---------  ---------  --------  --------
                                   (unaudited)         (unaudited)

Earnings from continuing
 operations before income taxes $ 11,955 $ 9,753    $ 25,925 $ 12,132

Interest expense                   2,304   2,295       6,771    6,769
Interest income                     (337)   (273)       (781)    (673)
                              ---------  ---------  --------  --------
Net interest expense               1,967   2,022       5,990    6,096

Depreciation                       2,618   3,019       8,073    9,017
Amortization                       1,369   1,424       4,254    3,529
                              ---------  ---------  --------  --------
Total depreciation & amortization  3,987   4,443      12,327   12,546

                              ---------  ---------  --------  --------
EBITDA                            17,909  16,218      44,242   30,774

Impairment loss on assets held
 for sale                            -       -           -      9,160
Acquisition-related costs            -       249         -        669
Compensation expense re:
 accelerated options                 -       -           -        292
ESOP compensation expense          1,058     846       3,086    2,356
Pension expense                      550   1,000       1,650    3,000
                              ---------  ---------  --------  --------
EBITDA, as adjusted             $ 19,517 $18,313    $ 48,978 $ 46,251

Diluted shares outstanding        17,998  17,591      17,919   17,526

EBITDA, as adjusted, per share* $   1.08 $  1.04    $   2.73 $   2.64
                              =========  =========  ========  ========

*Excludes potential impact of subordinated note conversion.

                   EDO Corporation and Subsidiaries
                       GUIDANCE DATA ESTIMATES

                                                   Fiscal 2004
                                                  -------------

Revenue range                              $525 million - $535 million

Pension costs                                    $2.2 million

Effective operating tax rate                    42.0% - 43.0%

EBITDA, as adjusted, margin range               13.0% - 14.0%

ESOP shares issued per quarter                     42,376

Average diluted shares outstanding*:
  - If Note conversion is NOT dilutive           17.9 million
  - If Note conversion is dilutive               22.3 million



* "If-converted method" (FAS 128) to determine diluted EPS:
  (Shares to be issued if 5.25% Notes are converted at $31.26/share would be 4,408,189.)

- Quarterly Dilution Test
Since the after-tax interest on Notes reduces Net Earnings by $1,039,959 per quarter, the decision point for the dilution test is $1,039,959 / 4,408,189, or $0.2359 per share.
When basic EPS for a quarter are more than $0.2359, the impact of the Notes is dilutive.
The Notes were dilutive to EPS this quarter and for the year to date.

- Annual Dilution Test
Since the after-tax interest on Notes reduces Net Earnings by $4,159,838 per year, the decision point for the dilution test is $4,159,838 / 4,408,189, or $0.9437 per share.
When basic EPS for the year are more than $0.9437, the impact of the Notes is dilutive.
Based on current projections, the Notes are expected to be dilutive for the 2004 full-year. If so, the EPS calculation will be based on about 22.3 million shares.

This table contains estimates based on management's current expectations.
This information is forward-looking, and actual results may differ materially.

    CONTACT: EDO Corp.
             William A. Walkowiak, 212-716-2038
             ir@edocorp.com